Subject to Completion and Modification

COLLEGIATE FUNDING OF DELAWARE, L.L.C. HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS COLLEGIATE FUNDING OF DELAWARE, L.L.C. HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT COLLEGIATE FUNDING OF DELAWARE, L.L.C. AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.  ALTERNATIVELY, COLLEGIATE FUNDING OF DELAWARE, L.L.C., ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING (800) 762-6441.

Term Sheet

$1,221,700,000 Student Loan-Backed Notes, Series 2007-A

Chase Education Loan Trust 2007-A

Issuing Entity

Collegiate Funding of Delaware, L.L.C.

Depositor

JPMorgan Chase Bank, National Association

Sponsor, Master Servicer and Administrator

On July     , 2007, the issuing entity will issue the following classes of notes:

Class	Principal	Interest Rate	Final Scheduled Payment Date
Floating Rate Class A-1 Notes	$ 430,000,000	3-month LIBOR plus %	March 28, 2017
Floating Rate Class A-2 Notes	$ 217,000,000	3-month LIBOR plus %	March 30, 2020
Floating Rate Class A-3 Notes	$ 261,000,000	3-month LIBOR plus %	December 28, 2023
Floating Rate Class A-4 Notes	$ 277,000,000	3-month LIBOR plus %	June 28, 2039
Floating Rate Class B Notes	$ 36,700,000	3-month LIBOR plus %	June 28, 2040

_________________

The issuing entity will make payments on the notes primarily from collections on a pool of consolidation student loans made under the Federal Family Education Loan Program.  Interest and principal will be paid to the applicable noteholders quarterly on the 28th day of each March, June, September and December, beginning on September 28, 2007.  In general, the issuing entity will pay principal, sequentially, to the class A-1 through class A-4 notes, in that order, until each such class is paid in full. The class B notes will not receive principal until the stepdown date, provided that no trigger event is in effect, which is expected to be the September 2013 quarterly payment date.  Interest on the class B notes will be subordinate to interest on the class A notes and, in certain limited circumstances, to principal on the class A notes and principal on the class B notes will be subordinate to both principal and interest on the class A notes.  Credit enhancement for the notes consists of excess interest on the trust student loans, the reserve account and, for the class A notes, the subordination of the class B notes.  The issuing entity will also make a deposit into the capitalized interest account, which will be available for a limited period of time.  The interest rates on the notes are determined by reference to LIBOR. A description of how LIBOR is determined appears in the free-writing base prospectus under “Certain Information Regarding the Securities—Floating Rate Securities—Determination of LIBOR.”

There is no established trading market for the notes. Application has been made to the Irish Financial Services Regulatory Authority, as competent authority under Directive 2003/71/EC, for the final prospectus to be approved. Application has been made to the Irish Stock Exchange for the notes to be admitted to the Official List and trading on its regulated market. There can be no assurance that such listing will be granted.  Such approval relates only to the notes which are to be admitted to trading on the regulated market of the Irish Stock Exchange or other regulated markets for the purposes of Directive 93/22/EEC or which are to be offered to the public in any Member State of European Economic Area.  Expenses relating to the admission to trading on the Irish Stock Exchange will be paid by the sponsor.

The notes are being offered through the underwriters when and if issued.  The notes are not being offered in any state or other jurisdiction where the offer is prohibited.

This document constitutes a “free-writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended.

The notes are asset-backed securities issued by, and are obligations of, the issuing entity, which is a trust.  They are not obligations of or interests in JPMorgan Chase Bank, National Association, any of its affiliates, or any other person.

The notes are not guaranteed or insured by the United States or any governmental agency.

Underwriters
JPMorgan Barclays Capital	Credit Suisse Lehman Brothers

June 19, 2007

The Information in this Term Sheet

The information contained herein refers to and supplements certain of the information contained in the Free-Writing Prospectus, dated June 7, 2007 (the “initial free-writing prospectus”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the initial free-writing prospectus.

The Notes

The issuing entity is offering the following classes of notes, which are debt obligations of the issuing entity:

•

Floating Rate Class A-1 Student Loan-Backed Notes in the amount of $430,000,000;

•

Floating Rate Class A-2 Student Loan-Backed Notes in the amount of $217,000,000;

•

Floating Rate Class A-3 Student Loan-Backed Notes in the amount of $261,000,000;

•

Floating Rate Class A-4 Student Loan-Backed Notes in the amount of $277,000,000; and

•

Floating Rate Class B Student Loan-Backed Notes in the amount of $36,700,000.

Closing Date.  The closing date for this offering will be July    , 2007.

Statistical Cutoff Date.  For purposes of this term sheet, the statistical cutoff date is the close of business on May 31, 2007.

Interest Rates.  The spreads to LIBOR for the notes will be set at the time of pricing.

Pricing Date.  On or after June 20, 2007.

Initial Accrual Period. The initial accrual period for the notes will begin on the closing date and end on September 27, 2007, the day before the first quarterly payment date.  LIBOR for the first accrual period will be determined by the following formula:

x +         / 30 * (y-x)

where:

x =  two-month LIBOR, and

y =  three-month LIBOR.

Stepdown Date.  The Stepdown Date is the earlier to occur of (a) the September 2013 quarterly payment date and (b) the first date on which no class A notes remain outstanding.

Trigger Event.  A Trigger Event will be in effect (a) on any quarterly payment date while any of the class A notes are outstanding, that the aggregate outstanding principal balance of the notes, after giving effect to distributions to be made on that quarterly payment date, exceeds the Adjusted Pool Balance for that quarterly payment date or (b) on each quarterly payment date subsequent to the failure of the master servicer to exercise its option to purchase or arrange for the purchase of all remaining trust student loans on the quarterly payment date following the last day of a Collection Period as of which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance.

Final Scheduled Payment Dates.  The final scheduled payment date for each class of notes is as set forth for that class in the table below:

Class	Final Scheduled Payment Date
Class A-1	March 28, 2017
Class A-2	March 30, 2020
Class A-3	December 28, 2023
Class A-4	June 28, 2039
Class B	June 28, 2040

Identification Numbers

The notes will have the following CUSIP Numbers and ISIN:

CUSIP Numbers

•

Class A-1 Notes:  16151U AA4

•

Class A-2 Notes:  16151U AB2

•

Class A-3 Notes:  16151U AC0

•

Class A-4 Notes:  16151U AD8

•

Class B Notes:  16151U AG1

International Securities Identification Numbers (ISIN)

•

Class A-1 Notes:  US16151UAA43

•

Class A-2 Notes:  US16151UAB26

•

Class A-3 Notes:  US16151UAC09

•

Class A-4 Notes:  US16151UAD81

•

Class B Notes:   US16151UAG13

The European Common Codes will be set forth in the prospectus supplement for these notes.

Information About the Trust Student Loans

Supplemental Purchase Period.  The supplemental purchase period will end on July 17, 2007.

Consolidation Loan Add-On Period.  The consolidation loan add-on period will end on the earlier of (a) December 26, 2007 and (b) the date on which there are not sufficient funds on deposit in the consolidation loan add-on account to acquire add-on consolidation loans.

Extended Consolidation Loan Add-On Period. The extended consolidation loan add-on period will end on the earlier of (a) the third anniversary of the closing date and (b) the date on which the aggregate principal balance (including accrued interest to be capitalized) of all add-on consolidation loans acquired since the end of the consolidation loan add-on period equals $150,000.

Guarantors. As of the statistical cutoff date, American Student Assistance guarantees 93.4% of the initial trust student loans.  As of the statistical cutoff date, no other guarantor guarantees more than 5% of the initial trust student loans.

Capitalization of the Issuing Entity

The following table illustrates the capitalization of the issuing entity as of the closing date, as if the issuance and sale of the notes had taken place on that date:

Class A-1 Student Loan-Backed Notes	$ 430,000,000
Class A-2 Student Loan-Backed Notes	217,000,000
Class A-3 Student Loan-Backed Notes	261,000,000
Class A-4 Student Loan-Backed Notes	277,000,000
Class B Student Loan-Backed Notes	36,700,000
Equity	1
Total	$1,221,700,001

The Trust Student Loan Pool

The initial trust student loans were selected from the portfolio of student loans owned by JPMorgan Chase Bank by employing several criteria, including the requirements that each trust student loan as of the statistical cutoff date (and with respect to each additional trust student loan, as of its related subsequent cutoff date) must meet as set forth under “The Trust Student Loan Pool” in the initial free-writing prospectus.

The following table contains summary information concerning the initial trust student loans as of the statistical cutoff date.

Aggregate Outstanding Principal Balance	$1,171,211,683
Number of Borrowers	57,871
Average Outstanding Principal Balance Per Borrower	$20,238
Number of Loans	98,580
Average Outstanding Principal Balance Per Loan	$11,881
Weighted Average Remaining Term to Scheduled Maturity	227 months
Weighted Average Annual Borrower Interest Rate	5.76%

See Exhibit II in this term sheet for more information on the trust student loans.

Information About the Issuing Entity

Supplemental Purchase Account.  The supplemental purchase account will be created with an initial deposit by the issuing entity on the closing date of cash or eligible investments from the net proceeds of the sale of the notes. The initial deposit will approximately equal the excess of the Pool Balance as of the close of business on May 31, 2007 over the Pool Balance as of the closing date, but not to exceed 5% of the Pool Balance as of the statistical cutoff date.  This account will not be replenished.

Consolidation Loan Add-On Account.  On the closing date, the issuing entity will make an initial deposit from the net proceeds of the sale of the notes into the consolidation loan add-on account in cash or eligible investments equal to $5,000,000. Funds in the consolidation loan add-on account will be used to fund add-on consolidation loans from time to time during the consolidation loan add-on period and will not be replenished.

Reserve Account Initial Deposit.  On the closing date, the issuing entity will make an initial deposit from the net proceeds of the sale of the notes into the reserve account in cash or eligible investments equal to $2,950,946.

Specified Reserve Account Balance.  The Specified Reserve Account Balance for any quarterly payment date will be the greater of:

(a)

0.25% of the sum of the Pool Balance and the amount, if any, on deposit in the consolidation loan add-on account (excluding any amounts in such account on the last day of the Collection Period relating to the December 2007 quarterly payment date), each as of the close of business on the last day of the related Collection Period; and

(b)

$1,770,567;

provided that in no event will the Specified Reserve Account Balance exceed the aggregate outstanding principal balance of the notes.

Capitalized Interest Account.  On the closing date, the issuing entity will make an initial deposit from the net proceeds of the sale of the notes into the capitalized interest account.  This deposit will be in cash or eligible investments equal to $29,000,000.  On and prior to the September 2008 quarterly payment date, funds in the capitalized interest account will be available to cover any shortfalls, after application of funds available in the collection account but before application of funds on deposit in the reserve account, in payments of interest due to class A noteholders and interest due to class B noteholders.

Funds on deposit in the capitalized interest account on the September 2007, December 2007, March 2008 and June 2008 quarterly payment dates in excess of $15,000,000, $13,400,000, $11,000,000, and $3,000,000, respectively, will be transferred to the collection account and included in Available Funds on that quarterly payment date.  All remaining funds on deposit in the capitalized interest account on the September 2008 quarterly payment date will be transferred to the collection account and included in Available Funds on that quarterly payment date. The capitalized interest account further enhances the likelihood of timely interest payments to noteholders through the September 2008 quarterly payment date.

Optional Purchase

The master servicer may purchase or arrange for the purchase of all remaining trust student loans on the quarterly payment date following the last day of a Collection Period as of which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance.

If the master servicer has not exercised its purchase option, on each subsequent quarterly payment date, the administrator will direct the paying agent to distribute as accelerated payments of principal on the notes all amounts that would otherwise be paid to the certificateholders. Accelerated payments of principal on the notes will be payable sequentially as follows on each quarterly payment date in an amount generally equal to the principal distribution amount for that quarterly payment date:

•

first, sequentially, to the class A-1, class A-2, class A-3 and class A-4 noteholders, in that order, until each of those classes is paid in full; and

•

second, to the class B Noteholders until paid in full.

Use of Proceeds

The issuing entity will use the net proceeds from the sale of the notes to make the initial deposits to the supplemental purchase account, consolidation loan add-on account, the capitalized interest account and the reserve account and to purchase the initial trust student loans from the depositor on the closing date under the purchase agreement.

The depositor will then use the proceeds paid to the depositor by the issuing entity to pay to the seller the purchase price due to the seller for the initial trust student loans purchased by the depositor.

Expenses incurred to establish the issuing entity and issue the notes (other than fees that are due to the underwriters with respect to the notes) are payable by the administrator. An estimate of such expenses, as of the closing date, is $              .

Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes

Exhibit I attached hereto, “Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes,” shows, for each class of notes, the weighted average lives, expected maturities and percentages of the original principal amount remaining at certain quarterly payment dates based on various assumptions.

Underwriting

The notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.  It is expected that the notes will be ready for delivery in book-entry form only through the facilities of DTC, Clearstream, Luxembourg and Euroclear, on or about July    , 2007, against payment in immediately available funds.

Subject to the terms and conditions in the underwriting agreement to be dated the pricing date, the depositor has agreed to cause the issuing entity to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of the notes shown opposite its name:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes
J.P. Morgan Securities Inc.	$107,500,000	$54,250,000	$65,250,000
Barclays Capital Inc..	107,500,000	54,250,000	65,250,000
Credit Suisse Securities (USA) LLC	107,500,000	54,250,000	65,250,000
Lehman Brothers Inc..	107,500,000	54,250,000	65,250,000
Total	$430,000,000	$217,000,000	$261,000,000

Underwriter	Class A-4 Notes	Class B Notes
J.P. Morgan Securities Inc.	$69,250,000	$9,175,000
Barclays Capital Inc..	69,250,000	9,175,000
Credit Suisse Securities (USA) LLC	69,250,000	9,175,000
Lehman Brothers Inc..	69,250,000	9,175,000
Total	$277,000,000	$36,700,000

The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above if any of the notes are purchased.  The offering prices, underwriter discounts and dealer concessions and reallowances will be set forth in the prospectus supplement.

The depositor and JPMorgan Chase Bank have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The notes are new issues of securities with no established trading market.  Application has been made to the Irish Financial Services Regulatory Authority, as competent authority under Directive 2003/71/EC, for the final prospectus to be approved.  Application has been made to the Irish Stock Exchange for the notes to be admitted to the Official List and trading on its regulated market.  There can be no assurance that such listing will be granted.  The sponsor has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the notes.

In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with JPMorgan Chase Bank, the depositor and their respective affiliates.

The issuing entity may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters in the ordinary course of business.

During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.

The underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes.  This means that if an underwriter purchases notes in the open market to reduce a broker-dealer’s short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealers who sold those notes as part of the offering.

In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of such transactions.

Each underwriter has severally represented to and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and

•

in relation to each Relevant Member State of the European Economic Area which has implemented the Prospectus Directive, that with effect from and including the “Relevant Implementation Date” for such Relevant Member State, which is the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the notes to the public in that Relevant Member State:

•

in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

•

at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•

at any time in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above paragraphs, the expression an “offer of the notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

For purposes of the above paragraphs, (i) “Relevant Member State” means each member state of the European Economic Area, (ii) “European Economic Area” means the European Union member states (currently Austria, Belgium, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Poland, Portugal, Slovakia, Slovenia, Spain, Sweden, The Netherlands and the United Kingdom), together with Iceland, Liechtenstein and Norway, and (iii) “Prospectus Directive” means Directive 2003/71/EC of the European Parliament and of the Council of 4 November 2003 and includes any relevant implementing measure in each Relevant Member State and includes any relevant implementing measure in each Relevant Member State.

For purposes of this provision, “FSMA” means the Financial Services and Markets Act 2000.

No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States or the Republic of Ireland, where action for that purpose is required.  Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the initial free-writing prospectus and the free-writing base prospectus attached as Appendix I thereto, as supplemented by this term sheet (collectively, the “pre-pricing disclosure package”) nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable law and regulations.  Persons into whose hands all or any part of the pre-pricing disclosure package comes are required by the depositor and the underwriters to comply with all applicable law and regulations in each country or jurisdiction in which they purchase, sell or deliver the notes or have in their possession or distribute the pre-pricing disclosure package, in all cases at their own expense.

EXHIBIT I

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED MATURITIES OF THE NOTES

Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models.  The models used to calculate these prepayments are the constant prepayment rate (or “CPR”) model and the consolidation loan ramp (or “CLR”) model.

The CPR Model

The CPR model is based on prepayments assumed to occur at a constant percentage rate.  CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that are paid during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = Balance After Scheduled Payments x (1-(1-CPR)^1/12)

Accordingly, monthly prepayments assuming a $1,000 balance after scheduled payments would be as follows for the percentages of CPR listed below:

CPR	0%	4%	8%	12%	16%
Monthly Prepayment	$ -	$3.40	$6.92	$10.60	$14.42

The CLR Model

The CLR model assumes that:

•

student loans will prepay at a CPR of 1/15 of 1.0% one month after origination;

•

the CPR will increase by a rate of 1/15 of 1.0% per month through the 119th month after origination; and

•

the CPR will be constant at 8% per annum in the 120th month after origination and in all subsequent months.

This assumption is called “100% CLR.”  For example, at 100% CLR, student loans with a loan age of 72 months are assumed to prepay at 4.80% CPR; at 50% CLR, student loans with a loan age of 48 months are assumed to prepay at 1.60% CPR; at 200% CLR, student loans with a loan age of 96 months are assumed to prepay at 12.80% CPR; and so forth.  The following table illustrates the CPR in effect for the indicated months of seasoning at various percentages of CLR.

Constant Prepayment Rate

	Number of Months Seasoning
	24	48	72	96	120
Percentage of CLR
50%	0.80%	1.60%	2.40%	3.20%	4.00%
100%	1.60%	3.20%	4.80%	6.40%	8.00%
150%	2.40%	4.80%	7.20%	9.60%	12.00%
200%	3.20%	6.40%	9.60%	12.80%	16.00%

Neither the CPR model nor the CLR model purports to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool.  The trust student loans will not prepay at any constant CPR or any constant percentage of CLR, nor will all of the trust student loans prepay at the same rate.  You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

Additional Assumptions

For purposes of the CLR model and the CPR model, it is assumed, among other things, that:

•

the statistical cutoff date for the trust student loans is May 31, 2007;

•

the closing date will be July 2, 2007;

•

all trust student loans (as grouped within the "rep lines" described below) are in repayment status (with accrued interest having been capitalized upon entering repayment), and no trust student loan moves from repayment to any other status;

•

no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur and all borrower payments are collected in full;

•

consolidation rebate fees are paid based on the principal balance of the student loans at the beginning of the related monthly collection period and reduce the amount in the collection account that would otherwise earn investment income;

•

there are government payment delays of 60 days for interest subsidy and special allowance payments;

•

index levels for calculation of borrower and government payments are:

•

a 91-day Treasury bill rate of 4.72%; and

•

a three-month commercial paper rate of 5.24%;

•

all funds deposited into the supplemental purchase account will be transferred to the collection account on the day after the end of the supplemental purchase period;

•

distributions begin on September 28, 2007, and payments are made quarterly on the 28th day of every March, June, September and December thereafter, whether or not the 28th is a business day;

•

the interest rate for each class of outstanding notes at all times will be equal to:

•

class A-1 notes:  5.37%;

•

class A-2 notes:  5.41%;

•

class A-3 notes:  5.44%;

•

class A-4 notes:  5.48%; and

•

class B notes:  5.59%;

•

an administration fee equal to 1/12 of the then outstanding principal amount of the trust student loans (including the consolidation loan add-on account balance) times 0.15% is paid monthly by the issuing entity to the administrator, beginning in August 28, 2007;

•

a primary servicing fee equal to $3.00 per borrower is paid monthly by the issuing entity to the master servicer, beginning in August 28, 2007;

•

the reserve account has an initial balance equal to $2,950,946 and at all times a balance equal to the greater of (1) 0.25% of the sum of the applicable pool balance and the consolidation loan add-on account balance, and (2) $1,770,567;

•

the collection account has an initial balance equal to $0;

•

the consolidation loan add-on account has an initial balance equal to $5,000,000 and the full amount is used to purchase add-on consolidation loans on the closing date;

•

the capitalized interest account has an initial balance equal to $29,000,000, and on the September 2008 quarterly payment date, all funds remaining on deposit in the capitalized interest account will be included in available funds;

•

excess spread will be reduced by assumptions made regarding borrower benefits.  A 0.04% benefit over the life of the transaction is assumed for the ACH program and a 0.17% benefit is assumed for the on time benefit, in effect after 30 months;

•

floor income rebate was calculated for all rep lines with a borrower interest rate in excess of three-month commercial paper rate plus 2.64%;

•

all payments are assumed to be made at the end of the month and amounts on deposit in the collection account, reserve account and capitalized interest account, including reinvestment income earned in the previous month, net of primary servicing fees, consolidation rebate fees, borrower benefits and floor income rebate, are reinvested in eligible investments at the assumed reinvestment rate of 5.24% per annum through the end of the collection period, and reinvestment earnings are available for distribution from the prior collection period;

•

the average loan age is 7 months;

•

prepayments on the trust student loans are applied monthly in accordance with CLR or CPR, as the case may be, as described above;

•

an optional redemption by the master servicer occurs on the quarterly payment date following the last day of the related collection period as of which the then outstanding pool balance is 10% or less of the Initial Pool Balance; and

•

the pool of trust student loans consists of 139 representative loans (“rep lines”), which have been created for modeling purposes from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, interest rate, loan type, origination date, and remaining term.

The following tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith.  In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than indicated in the following tables, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the assumed characteristics, remaining terms and loan ages.

CLR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of each class of the notes at various percentages of CLR from the closing date until the optional redemption date.

Weighted Average Lives and Expected Maturities of the Notes
at Various CLR Percentages(1)

Weighted Average Life (years)(2)	0%	50%	100%	150%	200%

Class A-1 Notes	4.03	3.39	3.00	2.71	2.50
Class A-2 Notes	9.80	8.10	7.00	6.23	5.66
Class A-3 Notes	13.35	11.44	9.97	8.88	8.05
Class A-4 Notes	18.89	16.42	14.36	12.73	11.66
Class B Notes	13.65	12.24	11.17	10.35	9.82

Expected Maturity Date

Class A-1 Notes	June 2015	December 2013	March 2013	September 2012	March 2012
Class A-2 Notes	December 2018	December 2016	September 2015	December 2014	March 2014
Class A-3 Notes	March 2023	December 2020	March 2019	December 2017	December 2016
Class A-4 Notes	March 2036	March 2034	June 2031	December 2028	December 2026
Class B Notes	December 2036	September 2035	March 2033	December 2030	March 2029

______________________

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the master servicer occurs on the quarterly payment date following the last day of the related collection period as of which the then outstanding pool balance is 10% or less of the Initial Pool Balance.

(2)

The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly payment date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly Payment  Dates At Various CLR Percentages

Quarterly Payment Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
September 2008	80	78	77	75	74
September 2009	69	66	62	58	55
September 2010	58	52	45	39	32
September 2011	47	37	27	17	8
September 2012	35	21	7	0	0
September 2013	22	4	0	0	0
September 2014	9	0	0	0	0
September 2015	0	0	0	0	0
September 2016	0	0	0	0	0
September 2017	0	0	0	0	0
September 2018	0	0	0	0	0
September 2019	0	0	0	0	0
September 2020	0	0	0	0	0
September 2021	0	0	0	0	0
September 2022	0	0	0	0	0
September 2023	0	0	0	0	0
September 2024	0	0	0	0	0
September 2025	0	0	0	0	0
September 2026	0	0	0	0	0
September 2027	0	0	0	0	0
September 2028	0	0	0	0	0
September 2029	0	0	0	0	0
September 2030	0	0	0	0	0
September 2031	0	0	0	0	0
September 2032	0	0	0	0	0
September 2033	0	0	0	0	0
September 2034	0	0	0	0	0
September 2035	0	0	0	0	0
September 2036	0	0	0	0	0
September 2037	0	0	0	0	0

Class A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly Payment  Dates At Various CLR Percentages

Quarterly Payment Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
September 2008	100	100	100	100	100
September 2009	100	100	100	100	100
September 2010	100	100	100	100	100
September 2011	100	100	100	100	100
September 2012	100	100	100	89	65
September 2013	100	100	74	44	15
September 2014	100	75	36	1	0
September 2015	91	41	0	0	0
September 2016	63	7	0	0	0
September 2017	34	0	0	0	0
September 2018	4	0	0	0	0
September 2019	0	0	0	0	0
September 2020	0	0	0	0	0
September 2021	0	0	0	0	0
September 2022	0	0	0	0	0
September 2023	0	0	0	0	0
September 2024	0	0	0	0	0
September 2025	0	0	0	0	0
September 2026	0	0	0	0	0
September 2027	0	0	0	0	0
September 2028	0	0	0	0	0
September 2029	0	0	0	0	0
September 2030	0	0	0	0	0
September 2031	0	0	0	0	0
September 2032	0	0	0	0	0
September 2033	0	0	0	0	0
September 2034	0	0	0	0	0
September 2035	0	0	0	0	0
September 2036	0	0	0	0	0
September 2037	0	0	0	0	0

Class A-3 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly Payment Dates At Various CLR Percentages

Quarterly Payment Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
September 2008	100	100	100	100	100
September 2009	100	100	100	100	100
September 2010	100	100	100	100	100
September 2011	100	100	100	100	100
September 2012	100	100	100	100	100
September 2013	100	100	100	100	100
September 2014	100	100	100	100	75
September 2015	100	100	98	66	37
September 2016	100	100	67	33	6
September 2017	100	79	37	5	0
September 2018	100	51	12	0	0
September 2019	76	25	0	0	0
September 2020	47	1	0	0	0
September 2021	20	0	0	0	0
September 2022	7	0	0	0	0
September 2023	0	0	0	0	0
September 2024	0	0	0	0	0
September 2025	0	0	0	0	0
September 2026	0	0	0	0	0
September 2027	0	0	0	0	0
September 2028	0	0	0	0	0
September 2029	0	0	0	0	0
September 2030	0	0	0	0	0
September 2031	0	0	0	0	0
September 2032	0	0	0	0	0
September 2033	0	0	0	0	0
September 2034	0	0	0	0	0
September 2035	0	0	0	0	0
September 2036	0	0	0	0	0
September 2037	0	0	0	0	0

Class A-4 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly Payment Dates At Various CLR Percentages

Quarterly Payment Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
September 2008	100	100	100	100	100
September 2009	100	100	100	100	100
September 2010	100	100	100	100	100
September 2011	100	100	100	100	100
September 2012	100	100	100	100	100
September 2013	100	100	100	100	100
September 2014	100	100	100	100	100
September 2015	100	100	100	100	100
September 2016	100	100	100	100	100
September 2017	100	100	100	100	81
September 2018	100	100	100	82	60
September 2019	100	100	89	63	44
September 2020	100	100	69	47	31
September 2021	100	79	52	33	20
September 2022	100	68	43	25	14
September 2023	93	57	34	19	9
September 2024	79	47	26	13	6
September 2025	65	37	19	8	3
September 2026	49	26	12	4	*
September 2027	41	20	8	2	0
September 2028	34	16	6	*	0
September 2029	28	12	3	0	0
September 2030	21	8	1	0	0
September 2031	14	4	0	0	0
September 2032	10	2	0	0	0
September 2033	7	1	0	0	0
September 2034	4	0	0	0	0
September 2035	1	0	0	0	0
September 2036	0	0	0	0	0
September 2037	0	0	0	0	0

______________________

*

An asterisk indicates a percentage greater than 0.0% but less than 0.5%.

Class B Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly Payment Dates At Various CLR Percentages

Quarterly Payment Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
September 2008	100	100	100	100	100
September 2009	100	100	100	100	100
September 2010	100	100	100	100	100
September 2011	100	100	100	100	100
September 2012	100	100	100	100	100
September 2013	98	98	97	96	96
September 2014	92	89	85	82	79
September 2015	85	79	74	69	71
September 2016	78	70	63	62	55
September 2017	71	61	57	49	42
September 2018	63	57	47	39	32
September 2019	55	47	38	30	23
September 2020	51	38	29	22	20
September 2021	42	30	22	19	20
September 2022	37	26	18	19	20
September 2023	33	22	16	19	20
September 2024	28	18	16	19	20
September 2025	23	15	16	19	20
September 2026	17	15	16	19	20
September 2027	14	15	16	19	11
September 2028	14	15	16	19	4
September 2029	14	15	16	11	0
September 2030	14	15	16	2	0
September 2031	14	15	12	0	0
September 2032	14	15	3	0	0
September 2033	14	15	0	0	0
September 2034	14	10	0	0	0
September 2035	14	0	0	0	0
September 2036	1	0	0	0	0
September 2037	0	0	0	0	0

CPR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal of each class of the notes at various percentages of CPR from the closing date until the optional redemption date.

Weighted Average Lives and Expected Maturities of the Notes
at Various CPR Percentages(1)

Weighted Average Life (years)(2)	0%	4%	8%	12%	16%

Class A-1 Notes	4.03	2.36	1.65	1.28	1.05
Class A-2 Notes	9.80	6.48	4.58	3.49	2.80
Class A-3 Notes	13.35	10.23	7.68	5.94	4.76
Class A-4 Notes	18.89	15.54	12.65	10.54	8.67
Class B Notes	13.65	12.03	10.73	9.53	8.61

Expected Maturity Date

Class A-1 Notes	June 2015	June 2012	December 2010	March 2010	June 2009
Class A-2 Notes	December 2018	June 2015	March 2013	December 2011	December 2010
Class A-3 Notes	March 2023	December 2019	June 2017	March 2015	September 2013
Class A-4 Notes	March 2036	June 2033	December 2029	September 2026	September 2023
Class B Notes	December 2036	March 2035	September 2031	June 2029	September 2026

______________________

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the master servicer occurs on the quarterly payment date following the last day of the related collection period as of which the then outstanding pool balance is 10% or less of the Initial Pool Balance.

(2)

The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly payment date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly Payment Dates At Various CPR Percentages

Quarterly Payment Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
September 2008	80	68	55	43	31
September 2009	69	48	28	8	0
September 2010	58	29	2	0	0
September 2011	47	11	0	0	0
September 2012	35	0	0	0	0
September 2013	22	0	0	0	0
September 2014	9	0	0	0	0
September 2015	0	0	0	0	0
September 2016	0	0	0	0	0
September 2017	0	0	0	0	0
September 2018	0	0	0	0	0
September 2019	0	0	0	0	0
September 2020	0	0	0	0	0
September 2021	0	0	0	0	0
September 2022	0	0	0	0	0
September 2023	0	0	0	0	0
September 2024	0	0	0	0	0
September 2025	0	0	0	0	0
September 2026	0	0	0	0	0
September 2027	0	0	0	0	0
September 2028	0	0	0	0	0
September 2029	0	0	0	0	0
September 2030	0	0	0	0	0
September 2031	0	0	0	0	0
September 2032	0	0	0	0	0
September 2033	0	0	0	0	0
September 2034	0	0	0	0	0
September 2035	0	0	0	0	0
September 2036	0	0	0	0	0
September 2037	0	0	0	0	0

Class A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly Payment  Dates At Various CPR Percentages

Quarterly Payment Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
September 2008	100	100	100	100	100
September 2009	100	100	100	100	80
September 2010	100	100	100	56	12
September 2011	100	100	58	4	0
September 2012	100	86	17	0	0
September 2013	100	53	0	0	0
September 2014	100	22	0	0	0
September 2015	91	0	0	0	0
September 2016	63	0	0	0	0
September 2017	34	0	0	0	0
September 2018	4	0	0	0	0
September 2019	0	0	0	0	0
September 2020	0	0	0	0	0
September 2021	0	0	0	0	0
September 2022	0	0	0	0	0
September 2023	0	0	0	0	0
September 2024	0	0	0	0	0
September 2025	0	0	0	0	0
September 2026	0	0	0	0	0
September 2027	0	0	0	0	0
September 2028	0	0	0	0	0
September 2029	0	0	0	0	0
September 2030	0	0	0	0	0
September 2031	0	0	0	0	0
September 2032	0	0	0	0	0
September 2033	0	0	0	0	0
September 2034	0	0	0	0	0
September 2035	0	0	0	0	0
September 2036	0	0	0	0	0
September 2037	0	0	0	0	0

Class A-3 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly Payment  Dates At Various CPR Percentages

Quarterly Payment Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
September 2008	100	100	100	100	100
September 2009	100	100	100	100	100
September 2010	100	100	100	100	100
September 2011	100	100	100	100	64
September 2012	100	100	100	66	26
September 2013	100	100	83	34	0
September 2014	100	100	56	9	0
September 2015	100	93	31	0	0
September 2016	100	70	10	0	0
September 2017	100	46	0	0	0
September 2018	100	24	0	0	0
September 2019	76	3	0	0	0
September 2020	47	0	0	0	0
September 2021	20	0	0	0	0
September 2022	7	0	0	0	0
September 2023	0	0	0	0	0
September 2024	0	0	0	0	0
September 2025	0	0	0	0	0
September 2026	0	0	0	0	0
September 2027	0	0	0	0	0
September 2028	0	0	0	0	0
September 2029	0	0	0	0	0
September 2030	0	0	0	0	0
September 2031	0	0	0	0	0
September 2032	0	0	0	0	0
September 2033	0	0	0	0	0
September 2034	0	0	0	0	0
September 2035	0	0	0	0	0
September 2036	0	0	0	0	0
September 2037	0	0	0	0	0

Class A-4 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly Payment Dates At Various CPR Percentages

Quarterly Payment Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
September 2008	100	100	100	100	100
September 2009	100	100	100	100	100
September 2010	100	100	100	100	100
September 2011	100	100	100	100	100
September 2012	100	100	100	100	100
September 2013	100	100	100	100	96
September 2014	100	100	100	100	76
September 2015	100	100	100	89	59
September 2016	100	100	100	72	45
September 2017	100	100	91	57	34
September 2018	100	100	75	45	24
September 2019	100	100	60	34	16
September 2020	100	83	47	24	10
September 2021	100	66	35	16	5
September 2022	100	56	28	12	2
September 2023	93	48	22	8	0
September 2024	79	39	16	5	0
September 2025	65	30	11	2	0
September 2026	49	21	6	0	0
September 2027	41	16	4	0	0
September 2028	34	12	2	0	0
September 2029	28	9	*	0	0
September 2030	21	6	0	0	0
September 2031	14	3	0	0	0
September 2032	10	1	0	0	0
September 2033	7	0	0	0	0
September 2034	4	0	0	0	0
September 2035	1	0	0	0	0
September 2036	0	0	0	0	0
September 2037	0	0	0	0	0

______________________

*

An asterisk indicates a percentage greater than 0.0% but less than 0.5%.

Class B Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly Payment Dates At Various CPR Percentages

Quarterly Payment Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
September 2008	100	100	100	100	100
September 2009	100	100	100	100	100
September 2010	100	100	100	100	100
September 2011	100	100	100	100	100
September 2012	100	100	100	100	100
September 2013	98	97	96	95	94
September 2014	92	87	86	78	74
September 2015	85	78	76	64	58
September 2016	78	69	64	52	44
September 2017	71	64	54	41	36
September 2018	63	55	44	32	36
September 2019	55	46	35	27	36
September 2020	51	37	27	27	36
September 2021	42	29	22	27	36
September 2022	37	25	22	27	36
September 2023	33	21	22	27	35
September 2024	28	17	22	27	21
September 2025	23	17	22	27	10
September 2026	17	17	22	23	0
September 2027	14	17	22	13	0
September 2028	14	17	22	6	0
September 2029	14	17	22	0	0
September 2030	14	17	11	0	0
September 2031	14	17	0	0	0
September 2032	14	17	0	0	0
September 2033	14	14	0	0	0
September 2034	14	5	0	0	0
September 2035	14	0	0	0	0
September 2036	1	0	0	0	0
September 2037	0	0	0	0	0

EXHIBIT II

THE TRUST STUDENT LOAN POOL

The following tables provide a description of specified characteristics of the initial trust student loans as of the close of business on May 31, 2007, which, for purposes of this term sheet, is referred to as the “statistical cutoff date”.  The aggregate outstanding principal balance of the initial trust student loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest to be capitalized of approximately $4,166,548, as of the statistical cutoff date.

The distribution by weighted average interest rate applicable to the initial trust student loans on any date following the statistical cutoff date may vary significantly from that in the following tables as a result of variations in the effective rates of interest applicable to the initial trust student loans.  Moreover, the information below about the weighted average remaining term to scheduled maturity of the initial trust student loans as of the statistical cutoff date may vary significantly from the actual term to maturity of any of the initial trust student loans as a result of prepayments or the granting of deferment and forbearance periods on any of the initial trust student loans.

The following tables also contain information concerning the total number of initial trust student loans and the total number of borrowers in the portfolio of initial trust student loans.  For ease of administration, the master servicer separates a consolidation loan on its system into two separate loan segments if that consolidation loan has both subsidized and unsubsidized segments.  The following tables reflect those loan segments within the number of loans.

Percentages and dollar amounts in any table may not total 100% of the trust student loan balance, as applicable, due to rounding.

Following the sale of additional trust student loans during the supplemental purchase period to the issuing entity and the addition of any add-on consolidation loans, the aggregate characteristics of the final pool of trust student loans may vary from those shown in the following tables for the initial pool of trust student loans.  If the aggregate characteristics of the final pool of trust student loans are materially different from those shown in the following tables, updated information will be provided in the first quarterly report for the period in which the supplemental purchase period or the add-on consolidation period, as applicable, ends.

COMPOSITION OF THE INITIAL TRUST STUDENT LOANS
AS OF THE STATISTICAL CUTOFF DATE

Aggregate Outstanding Principal Balance	$1,171,211,683
Number of Borrowers	57,871
Average Outstanding Principal Balance Per Borrower	$20,238
Number of Loans	98,580
Average Outstanding Principal Balance Per Loan	$11,881
Weighted Average Remaining Term to Scheduled Maturity	227 months
Weighted Average Annual Borrower Interest Rate	5.76%

The weighted average remaining term to the scheduled maturity shown in the table has been determined from the statistical cutoff date to the stated maturity date of the applicable initial trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future.  See “The Student Loan Financing Business of JPMorgan Chase Bank” and “Appendix A—Federal Family Education Loan Program” in the free-writing base prospectus.

As of the statistical cutoff date, the weighted average spread, including special allowance payments but excluding any borrower incentives that are currently in place, to the three-month commercial paper rate was 2.64%.  See “Appendix A—Federal Family Education Loan Program—Special Allowance Payments” in the free-writing base prospectus.

The three-month commercial paper rate is the average of the bond equivalent rates of the three-month commercial paper (financial) rates in effect for each of the days in a calendar quarter as reported by the Federal Reserve in Publication H.15 (or its successor) for that calendar quarter.

The following table provides information about the initial trust student loans regarding the loan type.

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS

BY SUBSIDY STATUS

AS OF THE STATISTICAL CUTOFF DATE

Subsidy Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Subsidized	49,203	$ 575,857,444	49.2%
Unsubsidized	49,377	595,354,239	50.8
Total	98,580	$1,171,211,683	100.0%

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS
BY BORROWER INTEREST RATES AS OF

THE STATISTICAL CUTOFF DATE

Borrower Interest Rates	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
2.51% - 3.00%	328	$ 4,852,395	0.4%
3.01% - 3.50%	1,591	25,585,953	2.2
3.51% - 4.00%	2,171	36,153,740	3.1
4.01% - 4.50%	2,322	42,487,442	3.6
4.51% - 5.00%	26,915	334,278,220	28.5
5.01% - 5.50%	16,861	184,658,384	15.8
5.51% - 6.00%	3,227	46,406,622	4.0
6.01% - 6.50%	6,179	91,845,513	7.8
6.51% - 7.00%	15,279	160,754,954	13.7
7.01% - 7.50%	19,034	176,005,397	15.0
7.51% - 8.00%	3,499	47,295,067	4.0
8.01% - 8.50%	1,174	20,887,995	1.8
Total	98,580	$1,171,211,683	100.0%

The interest rates shown in the table above were determined using the interest rates applicable to the initial trust student loans as of the statistical cutoff date.  Because most of the initial trust student loans bear interest at various fixed rates and because trust student loans with different interest rates are likely to be repaid at different rates, this information will not remain applicable to the initial trust student loans in the future.  See “The Student Loan Financing Business of JPMorgan Chase Bank” in the free-writing base prospectus.

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS

BY OUTSTANDING PRINCIPAL BALANCE PER BORROWER AS OF

THE STATISTICAL CUTOFF DATE

Range of Outstanding Principal Balance	Number of Borrowers	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
$0.01 - $5,000.00	167	$ 454,586	*
$5,000.01 - $10,000.00	10,088	86,947,395	7.4%
$10,000.01 - $15,000.00	17,087	210,589,331	18.0
$15,000.01 - $20,000.00	11,692	202,558,782	17.3
$20,000.01 - $25,000.00	6,469	143,809,198	12.3
$25,000.01 - $30,000.00	3,525	96,253,334	8.2
$30,000.01 - $35,000.00	2,329	75,407,419	6.4
$35,000.01 - $40,000.00	1,773	66,279,897	5.7
$40,000.01 - $45,000.00	1,158	49,128,742	4.2
$45,000.01 - $50,000.00	942	44,764,106	3.8
$50,000.01 - $55,000.00	616	32,134,853	2.7
$55,000.01 - $60,000.00	475	27,215,857	2.3
$60,000.01 - $65,000.00	311	19,393,396	1.7
$65,000.01 - $70,000.00	229	15,446,621	1.3
$70,000.01 - $75,000.00	202	14,648,340	1.3
$75,000.01 - $80,000.00	157	12,155,570	1.0
$80,000.01 - $85,000.00	104	8,574,659	0.7
$85,000.01 - $90,000.00	89	7,785,436	0.7
$90,000.01 - $95,000.00	65	6,011,612	0.5
$95,000.01 - $100,000.00	53	5,148,197	0.4
Greater than $100,000.00	340	46,504,353	4.0
Total	57,871	$1,171,211,683	100.0%

—————————

*

Indicates a number less than 0.1% but greater than 0.0%.

The following table provides information about the initial trust student loans regarding the days of delinquency.

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS

BY NUMBER OF DAYS DELINQUENT AS OF

THE STATISTICAL CUTOFF DATE

Days Delinquent	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Current	76,505	$927,142,367	79.2%
1 to 30 days	10,878	127,391,395	10.9
31 to 60 days	3,946	43,282,501	3.7
61 to 90 days	2,887	30,354,983	2.6
91 to 120 days	1,659	15,663,267	1.3
121 to 150 days	1,463	14,961,702	1.3
151 to 180 days	970	10,039,543	0.9
181 to 210 days	272	2,375,927	0.2
Total	98,580	$1,171,211,683	100.0%

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS

BY REMAINING TERM TO FINAL SCHEDULED MATURITY

AS OF THE STATISTICAL CUTOFF DATE

Number of Months Remaining to Final Scheduled Maturity	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0 - 12	25	$ 1,767	*
13 - 24	54	8,411	*
25 - 36	62	15,592	*
37 - 48	111	252,802	*
49 - 60	731	4,620,973	0.4%
61 - 72	297	1,463,886	0.1
73 - 84	338	2,109,345	0.2
85 - 96	391	2,677,862	0.2
97 - 108	343	2,773,629	0.2
109 - 120	1,844	17,396,942	1.5
121 - 132	517	2,849,401	0.2
133 - 144	12,114	65,569,083	5.6
145 - 156	119	730,978	0.1
157 - 168	1,640	14,199,061	1.2
169 - 180	44,366	378,023,580	32.3
181 - 192	91	728,527	0.1
193 - 204	21	442,069	*
205 - 216	30	404,192	*
217 - 228	998	15,404,653	1.3
229 - 240	24,562	354,392,885	30.3
241 - 252	52	835,314	0.1
253 - 264	6	149,017	*
265 - 276	8	212,362	*
277 - 288	313	8,015,255	0.7
289 - 300	6,594	160,092,805	13.7
301 - 312	28	748,712	0.1
313 - 324	0	0	0.0
325 - 336	0	0	0.0
337 - 348	169	8,267,957	0.7
349 - 360	2,732	127,447,676	10.9
Greater than 360	24	1,376,948	0.1
Total	98,580	$1,171,211,683	100.0%

—————————

*

Indicates a number less than 0.1% but greater than 0.0%.

The numbers of months remaining to final scheduled maturity shown in the above table were determined from the statistical cutoff date to the stated maturity date of the applicable initial trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future.  See “The Student Loan Financing Business of JPMorgan Chase Bank” and “Appendix A—Federal Family Education Loan Program” in the free-writing base prospectus.

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS
BY CURRENT BORROWER PAYMENT STATUS AS OF

THE STATISTICAL CUTOFF DATE

Current Borrower Payment Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Deferment	8,910	$117,148,919	10.0%
Forbearance	7,500	111,809,304	9.5
Repayment
First year in repayment	78,282	888,943,085	75.9
Second year in repayment	3,888	53,310,375	4.6
Total	98,580	$1,171,211,683	100.0%

Current borrower payment status refers to the status of the borrower of each initial trust student loan as of the statistical cutoff date.  The borrower:

•

may have temporarily ceased repaying the loan through a deferment or a forbearance period; or

•

may be currently required to repay the loan—repayment.

See “The Student Loan Financing Business of JPMorgan Chase Bank” and “Appendix A—Federal Family Education Loan Program” in the free-writing base prospectus.

The weighted average number of months in repayment for all initial trust student loans currently in repayment is approximately 7.0, calculated as the term to final scheduled maturity at the commencement of repayment less the number of months remaining to final scheduled maturity as of the statistical cutoff date.

SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN
STATUS OF THE INITIAL TRUST STUDENT LOANS

BY CURRENT BORROWER PAYMENT STATUS AS OF

THE STATISTICAL CUTOFF DATE

	Scheduled Remaining Months in Status
Current Borrower Payment Status	Deferment	Forbearance	Repayment
Deferment	15.8	-	-
Forbearance	-	3.4	-
Repayment	-	-	221.1

The scheduled months in status shown in the table were determined without giving effect to any deferment or forbearance periods that may be granted in the future.  See “The Student Loan Financing Business of JPMorgan Chase Bank” and “Appendix A—Federal Family Education Loan Program” in the free-writing base prospectus.

GEOGRAPHIC DISTRIBUTION OF THE INITIAL TRUST STUDENT
LOANS AS OF THE STATISTICAL CUTOFF DATE

State	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
California	11,396	$134,261,960	11.5%
New York	6,874	83,774,337	7.2
Texas	5,347	65,074,005	5.6
Ohio	5,080	62,273,710	5.3
Illinois	4,885	60,698,604	5.2
Florida	4,958	58,268,086	5.0
Georgia	3,667	46,888,922	4.0
Michigan	3,209	38,396,177	3.3
North Carolina	3,128	36,742,546	3.1
Virginia	2,848	36,425,044	3.1
New Jersey	2,919	35,034,511	3.0
Massachusetts	2,960	33,361,738	2.8
Pennsylvania	2,699	31,977,101	2.7
Washington	2,604	29,395,219	2.5
Arizona	2,431	29,388,633	2.5
Maryland	1,900	26,207,067	2.2
Wisconsin	2,059	24,424,553	2.1
Colorado	2,104	23,999,649	2.0
Missouri	2,035	23,133,854	2.0
Alabama	1,876	21,895,605	1.9
Oregon	1,656	19,708,802	1.7
Minnesota	1,735	17,944,034	1.5
South Carolina	1,409	17,380,965	1.5
Tennessee	1,446	17,125,990	1.5
Puerto Rico	1,249	17,062,157	1.5
Indiana	1,535	16,396,431	1.4
Connecticut	1,438	16,255,084	1.4
Kentucky	1,422	15,102,896	1.3
Louisiana	1,161	13,888,278	1.2
Iowa	1,341	13,610,626	1.2
Other (1)	9,209	105,115,101	9.0
Total	98,580	$1,171,211,683	100.0%

(1)

Each state in the “Other” category represents less than 1% of the aggregate outstanding principal balance.

The geographic distribution shown in the table was based on the billing addresses of the borrowers of the initial trust student loans shown on the master servicer’s or subservicer’s records as of the statistical cutoff date.

Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments.  Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan.  The amount received is applied first to interest accrued to the date of payment, and the balance of the payment, if any, is applied to reduce the unpaid principal balance.  Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.  In addition, if a borrower pays a monthly installment after its scheduled due date, the borrower may owe a fee on that late payment.  If a late fee is applied, such payment will be applied first to the applicable late fee, second to interest and third to principal.  As a result, the portion of the payment applied to reduce the unpaid principal balance may be less than it would have been had the payment been made as scheduled.

In either case, subject to any applicable deferment periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled maturity date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

The seller makes available through the master servicer and the subservicer, to the borrowers of student loans it holds, payment terms that may result in the lengthening of the remaining term of the student loans.  For example, not all of the trust student loans provide for level payments throughout the repayment term of the student loans.  Some trust student loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans.  Other loans provide for a graduated phase in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis.  The seller also offers, through the master servicer or the subservicer, an income-sensitive repayment plan, under which repayments are based on the borrower’s income.  Under that plan, ultimate repayment may be delayed up to five years due to mandatory forbearance provisions.  Borrowers under trust student loans will continue to be eligible for the graduated payment and income-sensitive repayment plans.  See “The Student Loan Financing Business of JPMorgan Chase Bank” in the free-writing base prospectus.

The following table provides certain information about initial trust student loans subject to the repayment terms described in the preceding paragraphs.

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS
BY REPAYMENT TERMS AS OF THE STATISTICAL CUTOFF DATE

Loan Repayment Terms	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Level Payment	50,560	$573,212,035	48.9%
Graduated Payment	48,020	597,999,648	51.1
Total	98,580	$1,171,211,683	100.0%

The master servicer or the subservicer may in the future offer repayment terms similar to those described above to borrowers of loans in the issuing entity who are not entitled to these repayment terms as of the statistical cutoff date.  If repayment terms are offered to borrowers, the weighted average life of the securities could be lengthened.

GUARANTORS OF STUDENT LOANS

The following table provides information with respect to the portion of the initial trust student loans guaranteed by each guarantor:

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS

BY GUARANTOR AS OF THE STATISTICAL CUTOFF DATE

Guarantor	Number of Loans Guaranteed	Aggregate Outstanding Principal Balance of Loans Guaranteed	Percent of Pool by Outstanding Principal Balance Guaranteed
American Student Assistance	92,594	$1,093,405,259	93.4%
Pennsylvania Higher Education Assistance Agency	2,786	35,916,721	3.1
Texas Guaranteed Student Loan Corporation	3,200	41,889,703	3.6
Total	98,580	$1,171,211,683	100.0%

$1,221,700,000

Chase Education Loan Trust 2007-A

Issuing Entity

Student Loan-Backed Notes, Series 2007-A

$430,000,000 Floating Rate Class A-1 Student Loan-Backed Notes

$217,000,000 Floating Rate Class A-2 Student Loan-Backed Notes

$261,000,000 Floating Rate Class A-3 Student Loan-Backed Notes

$277,000,000 Floating Rate Class A-4 Student Loan-Backed Notes

$36,700,000 Floating Rate Class B Student Loan-Backed Notes

Collegiate Funding of Delaware, L.L.C.

Depositor

JPMorgan Chase Bank, National Association

Sponsor, Master Servicer and Administrator

_________________

TERM SHEET

_________________

JPMorgan

Barclays Capital

Credit Suisse

Lehman Brothers

Underwriters

_________________

June 19, 2007